UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2006

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:    (801) 566-1200

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
LISTING RULE OR STANDARD; TRANSFER OF LISTING

(a) On July 25, 2006, Utah Medical Products, Inc. (UTMD) received a Nasdaq Staff Deficiency Letter notifying it that UTMD no longer meets Marketplace Rule 4350 relating to independent director and audit committee composition due to the July 11, 2006 resignation of Dr. Stephen W. Bennett as a director. UTMD has determined that, in response to the notice, it needs to find a suitable replacement to serve on the board of directors and audit committee. A copy of the press release is attached hereto as Exhibit 99.1

 SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 7/28/2006	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX
Index
Number	Description

99.1	Press release issued July 28, 2006: Nasdaq Sends UTMD Notice of Failure to Satisfy Continued Listing Standard